EXHIBIT 10.7

RELATIONSERVE MEDIA, INC.

WAIVER AND AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

TABLE OF CONTENTS

Page
1.	Registration Rights		1
	1.1	Definitions	1
	1.2	Company Registration	3
	1.3	Obligations of the Company	3
	1.4	Furnish Information	4
	1.5	Expenses of Company Registration	4
	1.6	Underwriting Requirements	4
	1.7	Delay of Registration	5
	1.8	Indemnification	5
	1.9	Reports Under Securities Exchange Act	7
	1.10	Form SB-2/S-3 Registration	8
	1.11	Transfer or Assignment of Registration Rights	10
	1.12	“Market Stand-Off” Agreement	10
	1.13	Termination of Registration Rights	11
2.	Covenants of the Company to the Investors		11
	2.1	Information Rights	11
	2.2	Confidentiality.	11
3.	Legend		11
4.	Miscellaneous		12
	4.1	Waiver.	12
	4.2	Governing Law	12
	4.3	Waivers and Amendments	12
	4.4	Successors and Assigns	13
	4.5	Entire Agreement	13
	4.6	Modifications and Amendments	13
	4.7	Notices	13
	4.8	Interpretation	13
	4.9	Severability	13
	4.10	Aggregation of Stock	13
	4.11	Counterparts	14
	4.12	Telecopy Execution and Delivery	14

Schedules:

A	-	Schedule of Investors

WAIVER AND AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

THIS WAIVER AND AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”), made as of August __, 2005, by and among RelationServe Media, Inc., a Delaware corporation (the “Company”), and the individuals and entities listed on Schedule A hereto (each, an “Investor” and collectively, the “Investors”) is an amendment and restatement of that certain Registration Rights Agreement (the “Registrations Rights Agreement”) and a waiver to: (i) that certain Subscription Agreement (“Subscription Agreement”) by and between the Company and the Investor dated as of June 24, 2005 and (ii) that certain Warrant to Purchase Common Stock issued by the Company to the Investor dated June 30, 2005 (the “Warrant”, and along with the Subscription Agreement and the Registration Rights Agreement, the “Transaction Documents”) by and between the Company and the Investor dated as of June 24, 2005. All capitalized terms used herein and not defined shall have the meanings ascribed to such terms in the Transaction Documents.

R E C I T A L S:

WHEREAS, pursuant to the Transaction Documents, the Company is obligated to file a registration statement (the “Registration Statement”) covering the resale of the shares (the “Shares”) of common stock of the Company, par value $0.001 per share (the “Common Stock”) issuable to Investors pursuant to the Subscription Agreement no later than 45 days after June 30, 2005 (the “Closing Date”);

WHEREAS, pursuant to the Transaction Documents, the Company was obligated to use its best efforts to cause the Registration Statement to be declared effective by the SEC on the earlier of (i) 120 days following the Closing Date; (ii) ten (10) days following the receipt of a “No Review” or similar letter from the SEC or (iii) the first business day following the day that the SEC determines the Registration Statement is eligible to declared effective;

WHEREAS, the Company has announced a pending material event as a result of which the Company is unable to timely file the Registration Statement relating to the Shares in accordance with the terms and conditions of the Transaction Documents;

WHEREAS, the Company and the Investor desire to waive certain provisions of, and consent to certain changes in the Transaction Documents, including to permit an additional 90 day period from the date hereof to file the Registration Statement and an additional 120 day period from the date hereof to cause the Registration Statement to become effective;

NOW, THEREFORE, in consideration of the promises, covenants, and conditions set forth herein, the parties hereto hereby agree as follows:

1.	Registration Rights.

1.1          Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

(a)           “Commission” means the United States Securities and Exchange Commission.

(b)          “Common Stock” means the Company’s common stock, par value $0.001 per share.

(c)           “Conversion Stock” means the shares of Common Stock issued or issuable upon conversion of the Warrants to purchase Common Stock issued pursuant to the Subscription Agreement.

(d)          “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(e)           “Form SB-2” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the Commission that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the Commission.

(f)           “Holder” means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.11.

(g)           “The terms “register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

(h)          “Registrable Securities” means (i) the Conversion Stock and (ii) any of the Shares or as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares referenced in (i) and (ii) above; provided, however, that Registrable Securities shall not include any shares of Common Stock which have previously been registered or which have been sold to the public either pursuant to a registration statement or Rule 144, or which have been sold in a private transaction in which the transferor’s rights under this Section 1 are not assigned.

(i)            “Rule 144” means Rule 144 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

(j)            “Rule 145” means Rule 145 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

(k)	“Securities Act” means the Securities Act of 1933, as amended.

(l)            “Shares” means the shares of the Company’s Common Stock, par value $0.001 per share, issued pursuant to the Subscription Agreement.

1.2          Company Registration. If (but without any obligation to do so) the Company proposes to register any of its stock or other securities for its own account (other than (i) a registration pursuant to Section 1.10, (ii) a registration relating solely to employee benefit or similar plans, (iii) a registration relating to a Rule 145 transaction or (iv) a registration on any form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the Registrable Securities), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) calendar days of the date such notice is given, the Company shall, subject to the provisions of Section 1.6, include in the registration all of the Registrable Securities that each such Holder has requested to be registered.

1.3          Obligations of the Company. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)           Prepare and file with the Commission a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of at least a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period which shall end the earlier of when (i) all Registrable Securities have been sold or (ii) all Registrable Securities may be sold immediately without registration under the Securities Act and without volume restrictions pursuant to Rule 144(k).

(b)          Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

(c)           Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them (provided that the Company would not be required to print such prospectuses if readily available to Holders from any electronic service, such as on the EDGAR filing database maintained at www.sec.gov);

(d)          Use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(e)           In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering (each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement);

(f)           Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(g)           Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange or nationally recognized quotation system on which similar securities issued by the Company are then listed; and

(h)          Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

(i)            The Company shall have the right to terminate or withdraw any registration initiated by the Company under this Section 1.6 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

1.4	Furnish Information.

(a)           It shall be a condition precedent to the Company’s obligations to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding such Holder, the Registrable Securities held by such Holder, and the intended method of disposition of such securities as shall be required by the Company or the managing underwriters, if any, to effect the registration of such Holder’s Registrable Securities.

(b)          The Company shall have no obligation with respect to any registration requested pursuant to Section 1.3(a) if, due to the operation of subsection 1.10, the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the anticipated aggregate offering price required to originally trigger the Company’s obligation to initiate such registration as specified in Section 1.10(d)(ii).

1.5          Expenses of Company Registration. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 1.2 for each Holder, including (without limitation) all registration, filing and qualification fees, printer’s fees, accounting fees and fees and disbursements of counsel for the Company, but excluding underwriting discounts and commissions relating to Registrable Securities and fees and disbursements of counsel for the Holders.

1.6          Underwriting Requirements. In connection with (i) any offering involving an underwriting of shares of the Company’s capital stock; or (ii) any registration of privately placed securities of the Company issued in connection with the acquisition of any “significant subsidiary” as such term is defined under Regulation S-X promulgated under the Securities Act, the Company shall not be required under Section 1.2 to include any of the Holders’ Registrable Securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters) in the case of (i), above, or they accept the terms of the majority subscribers or placement agent for the privately placed securities issued in connection with the acquisition in the case of (ii), above, and then only in such quantity as the underwriters or such persons determine, in their sole discretion, will not jeopardize the success of the offering by the Company or resale by such persons under a registration statement filed for such purpose. All Holders proposing to distribute their securities through such underwriting or to sell under such registration statement shall (together with the Company as provided in subsection 1.3(e)) enter into an underwriting or other agreement in customary form with the underwriter or underwriters selected for such underwriting or such other person. If the total amount of securities, including Registrable Securities requested by stockholders to be included in such offering, exceeds the amount of securities sold other than by the Company that the underwriters or such persons determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters or such persons determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling stockholders according to the total amount of securities requested to be included therein by each such selling stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders), but in no event shall (i) the amount of securities of the selling Holders included in the offering be reduced unless the securities of all other selling stockholders included in the offering are also reduced, or (ii) the amount of securities of the selling Holders included in the offering be reduced below twenty-five percent (25%) of the total amount of securities included in such offering, unless such offering is the initial underwritten public offering of the Company’s securities, in which case such Holders may be excluded entirely if the underwriters make the determination described above and if the securities of all other selling stockholders are excluded entirely. For purposes of the preceding parenthetical concerning apportionment, for any selling stockholder that is a Holder of Registrable Securities and that is a partnership, limited liability company or corporation, the partners (or retired partners), members (or retired members) and stockholders of such selling stockholder, or the estates and family members of any such partners (retired partners), members (or retired members) or stockholders and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling stockholder” and any pro rata reduction with respect to such “selling stockholder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “selling stockholder” as defined in this sentence.

1.7          Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

1.8	Indemnification.

(a)           To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject under the Securities Act, the

Exchange Act or other federal or state securities law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in a registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto (collectively, the “Filings”), (ii) the omission or alleged omission to state in the Filings a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will pay any legal or other expenses reasonably incurred by any person to be indemnified pursuant to this subsection 1.8(a) in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 1.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

(b)          To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject under the Securities Act, the Exchange Act or other federal or state securities law insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay any legal or other expenses reasonably incurred by any person to be indemnified pursuant to this subsection 1.8(b) in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 1.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld); provided, however, in no event shall any indemnity under this subsection 1.8(b) exceed the gross proceeds from the offering received by such Holder.

(c)           Promptly after receipt by an indemnified party under this Section 0 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.8, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.8.

(d)          If the indemnification provided for in Section 1.8(a) and (b) is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage or expense referred to therein, then the indemnifying party in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such loss, liability, claim or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. In no event shall any Holder be required to contribute an amount in excess of the gross proceeds from the offering received by such Holder.

(e)           Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions of the underwriting agreement shall control.

(f)           The obligations of the Company and Holders under this Section 1 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 0, and otherwise.

1.9       Reports Under Securities Exchange Act. With a view to making available the benefits of certain rules and regulations of the Commission, including Rule 144, that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form SB-2, the Company agrees to:

(a)           make and keep public information available, as those terms are understood and defined in Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

(b)          take such action, including the voluntary registration of its Common Stock under Section 12 of the Exchange Act, as is necessary to enable the Holders to utilize

Form SB-2 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

(c)           file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(d)          furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after ninety (90) calendar days after the effective date of the first registration statement filed by the Company), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form SB-2 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the Commission that permits the selling of any such securities without registration or pursuant to such form.

1.10	Form SB-2/S-3 Registration.

(a)           Subject to the conditions of this Section 0, if the Company shall receive from the Holders of at least fifty percent (50%) of the Registrable Securities then outstanding a written request that the Company effect a registration on Form SB-2/S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder(s), then the Company shall (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders and (b) use its commercially reasonable efforts to effect, as soon as practicable, such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of the Registrable Securities specified in such request, together with all or such portion of the Registrable Securities of any other Holder joining in such request as are specified in a written request given within fifteen (15) calendar days of the date the Company’s notice referred to in clause (a) of this sentence is given.

(b)          If the Holders requesting registration pursuant to this Section 0 intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as part of their request made pursuant to this Section 0 and the Company shall include such information in the written notice referred to in clause (a) of Section 0. The underwriter will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Holders requesting registration. In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 0) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 0, if the underwriter advises the Holders requesting registration in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Holders requesting registration shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Holders requesting registration, in proportion (as nearly as practicable) to the amount of Registrable Securities requested by each such Holder to be included in such underwriting.

(c)           Notwithstanding the foregoing, if the Company shall furnish to the Holder(s) requesting a registration pursuant to this Section 0, a certificate signed by the Company’s Chairman stating that in the good faith judgment of the Company’s Board of Directors, such registration would be seriously detrimental to the Company and its stockholders and that it is, therefore, essential to defer taking action with respect to such registration, the Company shall have the right to defer taking action with respect to such filing for a period of not more than one hundred twenty (120) calendar days after the date the request of the Holder(s) requesting a registration pursuant to this Section 0 is given; provided, however, that the Company shall not utilize this right more than once in any twelve (12) month period

(d)          In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 0:

(i)    if Form SB-2 (or Form S-3) is not available for such offering by the Holders;

(ii)   if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of underwriting discounts and commissions) of less than $1,000,000;

(iii) if the Company has, within the twelve (12) month period preceding the date of such request, already effected one (1) registration on Form SB-2/S-3 for the Holders pursuant to this Section 0;

(iv) after the Company has effected two (2) registrations pursuant to this Section 0 and such registrations have been declared or ordered effective;

(v)   during the period starting with the date sixty (60) calendar days prior to the Company’s good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) calendar days after the effective date of, any registration statement pertaining to a public offering of securities for the Company’s account; provided that the Company is actively employing its commercially reasonable efforts to cause such registration statement to be effective; or

(vi) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

(e)           All expenses incurred in connection with a registration requested pursuant to this Section 0 (other than underwriting discounts and commissions and fees and disbursements of counsel for the Holders), including (without limitation) all registration, filing, qualification, printer’s fees, accounting fees and fees and disbursements of counsel for the Company, shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to this Section 0 if the registration request is subsequently withdrawn at the request of the Holders of at least a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses), unless the Holders of at least a majority of the Registrable Securities agree to forfeit their right to one registration pursuant to this Section 0; provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall not forfeit their right to one registration pursuant to this Section 0. Registrations effected pursuant to this Section 0 shall not be counted as registrations effected pursuant to Section 0.

1.11     Transfer or Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 0 may be transferred or assigned, but only with all related obligations, by a Holder to a transferee or assignee who (a) acquires at least 50,000 shares (subject to appropriate adjustment for stock splits, stock dividends and combinations) of Registrable Securities from such transferring Holder or (b) holds Registrable Securities immediately prior to such transfer or assignment; provided that in the case of (a), (i) prior to such transfer or assignment, the Company is furnished with written notice stating the name and address of such transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned, (ii) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitation the provisions of Section 0 and (iii) such transfer or assignment shall be effective only if immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the Securities Act.

1.12     “Market Stand-Off” Agreement. Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the Company’s initial public offering and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) calendar days) (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any securities of the Company, including (without limitation) shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (whether now owned or hereafter acquired) or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any securities of the Company, including (without limitation) shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (whether now owned or hereafter acquired), whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of securities, in cash or otherwise. The foregoing covenants shall apply only to the Company’s initial underwritten public offering of equity securities, shall not apply to the sale of any shares by a Holder to an underwriter pursuant to an underwriting agreement and shall only be applicable to the Holders if all the Company’s executive officers, directors and greater than five percent (5%) stockholders enter into similar agreements. Each Holder agrees to execute an agreement(s) reflecting (i) and (ii) above as may be requested by the managing underwriters at the time of the initial public offering, and further agrees that the Company may impose stop transfer instructions with its transfer agent in order to enforce the covenants in (i) and (ii) above. The underwriters in connection with the Company’s initial public offering are intended third party beneficiaries of the covenants in this Section 0 and shall have the right, power and authority to enforce such covenants as though they were a party hereto.

1.13     Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 0 after the earlier of (i) two (2) years following the consummation of the sale of securities pursuant to a registration statement filed by the Company under the Securities Act in connection with the initial firm commitment underwritten offering of its securities to the general public or (ii) as to any Holder, such time at which all Registrable Securities held by such Holder can be sold in any three-month period without registration in compliance with Rule 144 of the Securities Act.

2.	Covenants of the Company to the Investors.

2.1       Information Rights. The Company shall deliver to each Investor who holds (and continues to hold) at least 50,000 shares of Conversion Stock (subject to appropriate adjustment for stock splits, stock dividends and combinations), upon the request of such Investor, (which may be satisfied by filing of Company quarterly and annual reports under the Exchange Act):

(a)           as soon as practicable, but in any event within one hundred twenty (120) calendar days after the end of each fiscal year of the Company, consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of such fiscal year, and consolidated statements of income and consolidated statements of cash flows of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles (“GAAP”), all in reasonable detail; and

(b)          as soon as practicable, but in any event within forty-five (45) calendar days after the end of each of the first three (3) quarters of each fiscal year of the Company, consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of such quarter, and consolidated statements of income and consolidated statements of cash flows of the Company and its subsidiaries, if any, for such quarter prepared in accordance with GAAP, all in reasonable detail.

2.2       Confidentiality. Each Investor receiving any non-public information of the Company hereby agrees to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; provided, however, that notwithstanding the foregoing, an Investor may include summary financial information concerning the Company and general statements concerning the nature and progress of the Company’s business in an Investor’s reports to its affiliates.

3.          Legend. Each certificate representing the shares of Common Stock and/or Preferred Stock held by the Investors shall be endorsed with the following legend (the “Legend”):

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP PERIOD OF UP TO 180 DAYS FOLLOWING THE EFFECTIVE DATE OF A REGISTRATION STATEMENT OF THE COMPANY FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AS SET FORTH IN THAT CERTAIN REGISTRATION RIGHTS AGREEMENT BETWEEN THE CORPORATION AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE CORPORATION’S PRINCIPAL OFFICE. SUCH LOCK-UP PERIOD IS BINDING ON TRANSFEREES OF THESE SHARES.

The Company agrees that, during the term of this Agreement, it will not remove, and will not permit to be removed (upon registration of transfer, re-issuance or otherwise), the Legend from any such certificate and will place or cause to be placed the Legend on any new certificate theretofore represented by a certificate carrying the Legend.

4.	Miscellaneous.

4.1       Waiver. The Investors hereby consent to and waive any breach of any term contained in any of the Transaction Documents or any other agreements between the Company and the Investor in connection with the Company’s failure to file the Registration Statement within 45 days of the Closing Date or cause the Registration Statement to become effective within 120 days of the Closing Date.

4.2       Governing Law. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS BY THE LAWS OF THE STATE OF DELAWARE AS SUCH LAWS ARE APPLIED TO AGREEMENTS BETWEEN DELAWARE RESIDENTS ENTERED INTO AND TO BE PERFORMED ENTIRELY WITHIN DELAWARE, WITHOUT REGARD TO CONFLICT OF LAWS RULES.

4.3       Waivers and Amendments. This Agreement may be terminated and any term of this Agreement may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and Investors holding at least a majority of the Registrable Securities then outstanding (the “Majority Investors”). Notwithstanding the foregoing, additional parties may be added as Holders under this Agreement with the written consent of the Company and the Majority Investors. No such amendment or waiver shall reduce the aforesaid percentage of the Registrable Securities, the holders of which are required to consent to any termination, amendment or waiver without the consent of the record holders of all of the Registrable Securities. Any termination, amendment or waiver effected in accordance with this Section 0 shall be binding upon each holder of Registrable Securities then outstanding, each future holder of all such Registrable Securities and the Company. In the event of a subsequent closing with an investor as provided for in Section 1.3 of the Subscription Agreement, such investor shall become a party to this Agreement as an “Investor” upon the Company’s receipt from such investor of an executed counterpart signature page to this Agreement. This Waiver and Consent supercedes all prior agreements and understandings of the Investor and the Company, concerning and relating only the matters specifically covered hereunder, including any provisions to the contrary in the Transaction Documents, and replaces the Registration Rights Agreement in its entirety.

4.4       Successors and Assigns. Except as otherwise expressly provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

4.5       Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties with regard to the subject matter hereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein.

4.6       Modifications and Amendments. This Agreement may be modified or amended only with the written consent of the Company and the Holders holding at least a majority of the Registrable Securities then subject to this Agreement. Each Holder acknowledges that by the operation of this Section 4.5, the Holders of at least a majority of the Registrable Securities have the right and power to diminish or eliminate all rights of such Holder under this Agreement.

4.7       Notices. All notices and other communications required or permitted under this Agreement shall be in writing and shall be delivered personally by hand or by courier, mailed by United States first-class mail, postage prepaid, sent by facsimile or sent by electronic mail directed (a) if to an Investor, at such Investor’s address, facsimile number or electronic mail address set forth in the Company’s records, or at such other address, facsimile number or electronic mail address as such Investor may designate by ten (10) days’ advance written notice to the other parties hereto or (b) if to the Company, to its address, facsimile number or electronic mail address set forth on its signature page to this Agreement and directed to the attention of the President, or at such other address, facsimile number or electronic mail address as the Company may designate by ten (10) days’ advance written notice to the other parties hereto. All such notices and other communications shall be effective or deemed given upon personal delivery, on the date of mailing, upon confirmation of facsimile transfer or upon confirmation of electronic mail delivery.

4.8       Interpretation. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The titles and subtitles used in this Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.

4.9       Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement, and the balance of the Agreement shall be interpreted as if such provision were so excluded, and shall be enforceable in accordance with its terms.

4.10     Aggregation of Stock. All shares of Registrable Securities held or acquired by a Holder and its affiliated entities shall be aggregated together for the purpose of determining the availability of any rights under Section 0 of this Agreement. For purposes of the foregoing, any shares of Registrable Securities held by a Holder that (X) is a partnership, limited liability company or corporation shall be deemed to include shares held by (i) entities affiliated with such partnership, limited liability company or corporation, (ii) any partner (or retired partner), member (or retired member) or stockholder of such partnership, limited liability company or corporation, (iii) the spouse, siblings, lineal descendants or ancestors of any such partner (or retired partner), member (or retired member) or stockholder, (iv) the estate of any such partner (or retired partner), member (or retired member) or stockholder and (v) any custodian or trustee for the benefit of any such partner (or retired partner), member (or retired member) or stockholder or the spouse, siblings, lineal descendants or ancestors of any such partner (or retired partner), member (or retired member) or stockholder and (Y) is an individual shall be deemed to include shares held by (i) the estate of such individual or (ii) the spouse, siblings, lineal descendants or ancestors of such individual and any custodian or trustee for the benefit of any of the foregoing persons.

4.11     Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

4.12     Telecopy Execution and Delivery. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto, and an executed copy of this Agreement may be delivered by one or more parties hereto by facsimile or similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

IN WITNESS WHEREOF, the parties have executed this Agreement on the day, month and year first set forth above.

“Company”

RelationServe Media, Inc.

By: __________________________________

Mandee Heller Adler, President

Address:

6700 North Andrews

2nd Floor

Ft. Lauderdale, Fl 33309

(954) 202-6161 (fax)

RELATIONSERVE MEDIA, INC.

REGISTRATION RIGHTS AGREEMENT SIGNATURE PAGE

“Investor”

By: ______________________________________

Name: ____________________________________

Title: _____________________________________

RELATIONSERVE MEDIA, INC..

REGISTRATION RIGHTS AGREEMENT SIGNATURE PAGE

“Investor”

__________________________________________

(Name of Investor)

__________________________________________

(Signature of Investor or authorized signatory)

__________________________________________

(Print name of Investor or authorized signatory)

__________________________________________

(If signing as an authorized signatory, print your title)

Address:

__________________________________________

__________________________________________

__________________________________________

Telephone: _________________________________

Facsimile: _________________________________

E-mail: ___________________________________

PLEASE PROVIDE ALL OF THE ABOVE-REQUESTED INFORMATION

RELATIONSERVE MEDIA, INC..

REGISTRATION RIGHTS AGREEMENT SIGNATURE PAGE